STONEX GROUP INC.
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BYLAWS
As Amended and Restated Effective August 28, 2024
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Article I
OFFICES
Section 1Registered Office. The registered office of StoneX Group Inc. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).
Section 2Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.
Article II
MEETINGS OF STOCKHOLDERS
Section 1Place of Meetings; Meetings by Remote Communication. All meetings of the stockholders shall be held at such place within or without the State of Delaware as may be from time to time fixed or determined by the board of directors; provided that the board of directors may, in its sole discretion, determine that any meeting of the stockholders shall not be held at any place but shall be held solely by means of remote communication in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).
Section 2Annual Meetings. An annual meeting of the stockholders for the election of directors and for the transaction of such other business as may be properly brought before the meeting shall be held on a date and at a time to be determined by the board of directors and stated in the notice of the meeting. The board of directors may postpone, reschedule or cancel any annual meeting of the stockholders previously scheduled by the board of directors.
Section 3Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the chief executive officer, the chairperson of the Board (the “Chair”), a majority of the board of directors or the holders of not less than one-fifth (1/5th) of all the shares issued and outstanding and entitled to vote (the “Requisite Holders”), upon written request delivered to the secretary of the Corporation. Outstanding shares of the Corporation that are subject to Derivative Instruments or Short Interests, as defined in Section 13 of this Article II, shall not under any circumstance be included toward the required one-fifth (1/5th) threshold. Such request shall state the purpose or purposes of the proposed meeting. A meeting request by Requisite Holders must be delivered by hand, by registered U.S. mail (return receipt requested), or by courier service to the attention of the secretary at the principal executive offices of the Corporation. A special meeting request by Requisite Holders shall only be valid if it is signed and dated by each of the Requisite Holders (or their duly authorized agents) and if such request includes:
(a)a statement of the specific purpose or purposes of the special meeting of stockholders, the matter or matters proposed to be acted on at the special meeting of stockholders, and the reasons for conducting such business at the special meeting of stockholders;

(b)a statement of any material interest of each such Requisite Holder and the beneficial owners, if any, on whose behalf the special meeting request is being made in the business proposed to be conducted at the special meeting of stockholders;
(c)the text of any business, proposed resolution or proposed amendment to the bylaws to be considered at the special meeting of stockholders;
(d)any other information which may be required pursuant to these bylaws, including but not limited to such information, if applicable, which shall be set forth in a stockholder’s notice required by Sections 13 or 14 of this Article II, or which may be required to be disclosed under the DGCL;
(e)the name and address (as they appear on the Corporation’s books, in the case of stockholders of record) of each Requisite Holder and the date of each such Requisite Holder’s signature (or authorized agent’s signature);
(f)the class, if applicable, and the number of shares of the Corporation’s stock that are owned of record or beneficially by each such Requisite Holder, as well as the date and calculations used by the Requisite Holders to determine that their shareholdings are at least equal to the required one-fifth (1/5th) threshold for calling a special meeting, and documentary evidence of such record or beneficial ownership, the number of any such owned shares of the Corporation’s stock subject to Derivative Instruments or Short Interests, and a representation and covenant that all other shares of the Corporation’s stock owned by such Requisite Holder are not, and at any time prior to the record date for the special meeting will not be, subject to Derivative Instruments or Short Interests;
(g)a representation that one or more of the Requisite Holders intend to appear in person or by proxy at the special meeting of stockholders to propose the business to be conducted at the special meeting of stockholders;
(h)if any Requisite Holder intends to solicit proxies with respect to any business to be conducted at the special meeting of stockholders, a representation to that effect;
(i)if a purpose of the special meeting of stockholders is the election of one or more directors, all information that would be required to be included in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Rule 14a-19 under the Exchange Act;
(j)an undertaking by the Requisite Holders to notify the Corporation in writing of any subsequent change in the information provided or required to be provided as of the record date for such special meeting of stockholders, by notice received by the secretary in the same manner as the special meeting request not later than the tenth (10th) day following such record date, and after the record date by notice so given and received within two (2) business days of any change in such information and, in any event, as of the close of business on the day preceding the special meeting date; and
(k)an acknowledgement that any reduction in percentage stock ownership of the Requisite Holders below the one-fifth (1/5th) threshold following delivery of the special meeting request to the secretary shall constitute a revocation of such request.
Upon receipt of any such proper request, it shall be the duty of the secretary to call a special meeting of the stockholders to be held at such time, not more than sixty (60) days thereafter, and place (if any), as the secretary may fix. If the secretary shall neglect to issue such call, the person or persons making the request may issue the call. If a special meeting request complies with the requirements of this Section 3, the board of directors shall determine the record date in accordance with Section 6 of Article VI herein and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. If two or more special meetings of the stockholders called pursuant to the request of stockholders pursuant to this Section 3 have been held within the 12-month period before a special meeting request is received by the secretary, the board of directors may in its discretion, determine not to call or hold such requested special meeting of stockholders. Only matters that are stated in the special meeting request shall be brought before and acted upon during the special meeting of stockholders; provided, however, that nothing herein shall prohibit the board of directors from submitting any matters to the stockholders at any special meeting of stockholders called by the stockholders pursuant to this Section 3. If none of the Requisite Holders appears or sends a representative to present the business submitted by the stockholders in the special meeting request to be conducted at the special meeting of stockholders, or if the Corporation determines that the Requisite Holders have failed to comply with the requirements of this Section, the Corporation need not present any such business for a vote at such special meeting of stockholders. The Corporation may postpone, reschedule or cancel any special meeting of the stockholders previously called by the chief executive officer, the Chair or the board of directors.
Section 4Notice of Meeting. Written notice of every meeting of the stockholders, specifying the place (if any), date, and hour of the meeting, the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered by the Corporation not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless a different period of notice is required by statute, to each stockholder entitled to vote thereat. Notice to stockholders shall be delivered in writing or in any other manner permitted by the DGCL. If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in the manner provided in Section 232 of the DGCL. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder either in a writing signed by such stockholder or by electronic transmission, whether such waiver is given before or after such meeting is held. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.
Section 5List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders.
Section 6Business at Special Meetings. Business transacted at all special meetings of stockholders shall be limited to the purposes stated in the notice.
Section 7Quorum. The holders of a majority of the issued and outstanding shares entitled to vote, present in person or represented by proxy (or so deemed by participation through remote communication), shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws. The stockholders present in person or represented by proxy (or so deemed by participation through remote communication) at a duly convened meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) the holders of a majority of the shares entitled to vote, present in person or represented by proxy (or so deemed by participation through remote communication), shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in Section 11 of this Article II until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
Section 8Action at Meeting; Required Vote. At any meeting of stockholders for the election of one or more directors at which a quorum is present, the election shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. When a quorum is present or represented at any meeting of stockholders, the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy (or so deemed by participation through remote communication), shall decide any other question brought before such meeting, except that when a different vote is required by express provision of law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, such express provision shall govern and control the decision of such question.
Section 9Voting and Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period. At all meetings of stockholders, a stockholder may instruct a proxy holder to vote pursuant to a proxy executed in writing by the stockholder or as permitted by law. Such proxy must be filed with the secretary of the Corporation or his or her representative or otherwise delivered telephonically or electronically as set forth in the applicable proxy statement, at or before the time of the meeting. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the board of directors.
Section 10Stockholder Action by Written Consent.
(a)Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent, setting forth the action so taken, shall be signed by the holders of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in the manner required by the DGCL. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in accordance with the DGCL.
(b)In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the board of directors may fix a record date (a “Consent Record Date”). The Consent Record Date shall not precede the date upon which the resolution fixing the Consent Record Date is adopted by the board of directors and shall not be more than ten (10) days after the date upon which the resolution fixing the Consent Record Date is adopted by the board of directors. Any stockholder of record seeking to consent to corporate action without a meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified or registered mail, return receipt requested, at the Corporation’s principal executive offices, request the board of directors to fix a Consent Record Date. The board of directors shall promptly, but in all events within ten (10) days after the date on which a valid request to fix a Consent Record Date is received, adopt a resolution fixing the Consent Record Date and shall make a public announcement of such Consent Record Date. If no Consent Record Date has been fixed by the board of directors within ten (10) days after the date on which such request is received by the Secretary, the Consent Record Date shall be the first date on which a valid written request to set a Consent Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the consent is sought to be used, shall be signed by one or more stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative).

(c)No consent shall be effective to take the corporate action referred to therein unless a consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in accordance with Section 228 of the DGCL within sixty (60) days of the first date on which a consent is so delivered to the Corporation.
(d)In the event of the delivery, in the manner provided by paragraph (c) of this Section 10 of this Article II, to the Corporation of the requisite consent or consents to take corporate action and/or any related revocation or revocations, the Corporation may engage independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph (d) of this Section 10 of this Article II shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(e)Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the stockholders by consent except in accordance with this Section 10 of this Article II. If the board of directors shall determine that any request to fix a Consent Record Date or to take stockholder action by consent was not properly made in accordance with this Section 10, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 10, then the board of directors shall not be required to fix a Consent Record Date and any such purported action by consent shall be null and void to the fullest extent permitted by applicable law.
Section 11Adjournment. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the meeting chair or, in the absence of such person, by any officer entitled to preside at or to act as secretary of such meeting, or by the holders of a majority of the shares of stock present or represented at the meeting and entitled to vote, although less than a quorum. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the date, time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if the board of directors fixes a new record date for determining the stockholders entitled to vote at the adjourned meeting in accordance with Section 6 of Article VI, written notice of the place, if any, date and hour of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
Section 12Conduct of Business. At every meeting of the stockholders, the Chair, or, in his or her absence, the chief executive officer, or, in his or her absence, such other person as may be appointed by the board of directors, shall act as the meeting chair. The secretary of the Corporation or a person designated by the meeting chair shall act as secretary of the meeting. Unless otherwise approved by the meeting chair, attendance at the stockholders’ meeting is restricted to stockholders of record, persons authorized in accordance with Article II, Section 9 of these Bylaws to act by proxy, and officers of the Corporation.
The meeting chair shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the meeting chair’s discretion, the business of the meeting may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and hour of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

The meeting chair shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. Without limiting the foregoing, the meeting chair may (a) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or board, (b) restrict use of audio or video recording devices at the meeting, and (c) impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the meeting chair shall have the power to have such person removed from the meeting. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 12 and Sections 13 and 14 of this Article II. The meeting chair, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the provisions of this Section 12 and Sections 13 and 14 of this Article II, and if the meeting chair should so determine that any proposed nomination or business is not in compliance with such sections, the meeting chair shall so declare to the meeting that such defective nomination or proposal shall be disregarded.
Section 13Stockholder Business at Annual Meeting.
(a)Only such business (other than nominations for election of directors, which is governed by Article II, Section 14 of these Bylaws) shall be conducted as shall have been properly brought before an annual meeting. To be properly brought before an annual meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board, or (iii) otherwise properly brought before the meeting by a stockholder who (A) is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner is the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 13 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with the notice procedures set forth in this Section 13 as to such business. For any business to be properly brought before an annual meeting by a stockholder (other than nominations for election of directors, which is governed by Article II, Section 14 of these Bylaws), it must be a proper matter for stockholder action under the DGCL, and the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be in writing and must be received at the Corporation’s principal executive offices not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than thirty days, or delayed (other than as a result of adjournment) by more than thirty days from the anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For business to be properly brought before a special meeting by a stockholder, the business must be limited to the purpose or purposes set forth in a request under Section 3 of this Article II.
(b)A stockholder’s notice to the secretary of the Corporation shall set forth (i) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the text of the proposal or business, including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment, and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made, and any of their respective affiliates or associates (each within the meaning of Rule 12b-2 under Exchange Act or others acting in concert therewith (each, a “Proposing Person”), (A) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and of any other Proposing Person, (B) the class or series and number of shares of the

Corporation which are owned beneficially and of record by the stockholder and any other Proposing Person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for voting at the meeting of the class or series and number of shares of the Corporation owned beneficially and of record by the stockholder and any other Proposing Person as of the record date for voting at the meeting, (C) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose the business specified in the notice, (D) any material interest of the stockholder and any other Proposing Person in such business, (E) the following information regarding the ownership interests of the stockholder and any other Proposing Person which shall be supplemented in writing by the stockholder not later than ten (10) days after the record date for voting at the meeting to disclose such interests as of such record date: (1) a description of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record or any other Proposing Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or other Proposing Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (2) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or other Proposing Person has a right to vote any shares of any security of the Corporation; (3) a description of any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder or other Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or other Proposing Person with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (“Short Interests”); (4) a description of any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or other Proposing Person that are separated or separable from the underlying shares of the Corporation; (5) a description of any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or other Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (6) a description of any performance-related fees (other than an asset-based fee) to which such stockholder or other Proposing Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or other Proposing Person’s immediate family sharing the same household; (7) a description of any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder or other Proposing Person; and (8) a description of any direct or indirect interest of such stockholder or other Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (F) any other information relating to such stockholder or other Proposing Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
(c)Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the

Corporation. For purposes of this section, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.
(d)Notwithstanding the foregoing provisions of this Section 13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13; provided, however, that any references in this Section 13 to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to this Section 13. Nothing in this Section 13 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.
(e)Notwithstanding any provisions to the contrary, the notice requirements set forth in subsections (a) and (b) above shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.
Section 14Nomination of Directors.
(a)Subject to the rights of holders of any class or series of preferred stock then outstanding, nominations for the election of directors at an annual meeting may be made by (i) the board of directors or a duly authorized committee thereof or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in paragraphs (b) and (c) of this Section 14, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 14.
(b)All nominations by stockholders must be made pursuant to timely notice given in writing to the secretary of the Corporation. To be timely, a stockholder’s nomination for a director to be elected at an annual meeting must be received at the Corporation’s principal executive offices not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the first anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. Each such notice shall set forth as to the stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and any of their respective affiliates or associates or others acting in concert therewith (each, a “Nominating Person”), (i) the name and address, as they appear on the Corporation’s books, of the stockholder who intends to make the nomination and of any other Nominating Person, (ii) the class or series and number of shares of the Corporation which are owned beneficially and of record by the stockholder and any other Nominating Person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for voting at the meeting of the class or series and number of shares of the Corporation owned beneficially and of record by the stockholder and any other Nominating Person as of the record date for voting at the meeting, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the nominee specified in the notice, (iv) the following information regarding the ownership interests of the stockholder and any other Nominating Person, which shall be supplemented in writing by the stockholder not later than ten (10) days after the record date for notice of the meeting to disclose such interests as of such record date: (A) a description of any Derivative Instrument directly or indirectly owned beneficially by such stockholder or other Nominating Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (B) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or other Nominating Person has a right to vote any shares of any security of the Corporation; (C) a description of any Short Interests in any securities of the Corporation directly or indirectly owned beneficially by such stockholder or other Nominating Person; (D) a description of any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or other Nominating Person that are separated or separable from the underlying shares of the Corporation; (E) a description of any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or other Nominating Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (F) a description of any performance-related fees (other than an asset-based fee) to which such stockholder or other Nominating Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or other Nominating Person’s immediate family sharing the same household; (G) a description of any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder or other Nominating Person; and (H) a description of any direct or indirect interest of such stockholder or other Nominating Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (v) a description of all arrangements or understandings between the stockholder or other Nominating Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any other Nominating Person, on the one hand, and each nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder and any Nominating Person, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (vii) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities & Exchange Commission (the “SEC”), had the nominee been nominated, or intended to be nominated, by the board, and (viii) all other information required by Rule 14a-19 under the Exchange Act. Each such notice shall set forth the signed consent of each nominee to serve as a director of the Corporation if so elected. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding the second sentence of this Section 14(b), in the event that the number of directors to be elected at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the one-year anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), a stockholder’s notice required by this Section 14(b) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(c)Subject to the rights of holders of any class or series of preferred stock then outstanding, nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the board or a committee thereof or (ii) by any stockholder who complies with the notice procedures set forth in this Section 14 and who is a stockholder of record at the time such notice is delivered to the secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the Corporation’s notice of meeting, if the stockholder’s notice as required by Section 14(a), including the information to be provided under Section 14(b), is delivered to the secretary at the principal executive offices of the Corporation not earlier than ninety (90) days prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(d)For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
(e)Only those persons who are nominated in accordance with (i) the procedures set forth in this section and (ii) the requirements of Rule 14a-19 under the Exchange Act shall be eligible for election as directors at any meeting of stockholders. The Chair or secretary may, if the facts warrant, determine that a notice received by the Corporation relating to a nomination proposed to be made does not satisfy the requirements of this Section 14 (including if the stockholder does not provide the updated information required under Section 14(b) to the Corporation within five (5) business days following the record date for the meeting), and if it be so determined, shall so declare and any such nomination shall not be introduced at such meeting of stockholders, notwithstanding that proxies in respect of such vote may have been received. The meeting chair shall have the power and duty to determine whether a nomination brought before the meeting was made in accordance with the procedures set forth in this section, and, if any nomination is not in compliance with this section (including if the stockholder does not provide the updated information required under Section 14(b) to the Corporation within five (5) business days following the record date for the meeting), to declare that such defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting or a special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 14, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.
(f)A stockholder seeking to make a nomination or bring any other business before an annual meeting of stockholders or special meeting of stockholders, as applicable, pursuant to Sections 13 or 14 of this Article II, as applicable, shall update and supplement its notice of nomination or other business, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (a) as of the record date for the meeting and (b) as of the date that is ten (10) business days prior to the meeting or any adjournment, rescheduling or postponement thereof and such update and supplement shall be delivered to the secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven (7) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, rescheduling or postponement thereof). In addition, a stockholder giving notice pursuant to Section 13 or 14 of this Article II shall update and supplement its notice of any nomination to provide evidence that the stockholder giving notice has, in accordance with Rule 14a-19 under the Exchange Act, solicited proxies from holders representing at least sixty seven percent (67%) of the voting power of the Corporation’s outstanding shares entitled to vote in the election of directors and such update and supplement shall be delivered to the secretary at the principal executive offices of the Corporation not later than five (5) business days after the stockholder giving notice files a definitive proxy statement in connection with the meeting.
(g)Notwithstanding the foregoing provisions of this Section 14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 14; provided however, that any references in this Section 14 to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 14. Nothing in this Section 14 shall be deemed to affect any rights of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.
Article III
DIRECTORS
Section 1Number of Directors. Subject to the Certificate of Incorporation, the number of directors which shall constitute the board shall be fixed by the board of directors from time to time. The board of directors may, by a vote of not less than a majority of the authorized number of directors, increase or decrease the number of directors from time to time without a vote of the stockholders; provided, however, that no reduction of the authorized number of directors shall have the effect of removing any directors before that director’s term of office expires.
Section 2Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the remaining number of the board, though less than a quorum. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by directors then in office as aforesaid, which election shall be governed by the provision of Article II, Section 2, as far as applicable.
Section 3General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, which may exercise all of the powers of the Corporation except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws. In the event of a vacancy on the board of directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full board of directors until the vacancy is filled.
MEETINGS OF THE BOARD OF DIRECTORS
Section 4Place of Meetings. The board of directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware; provided that the board of directors may, in its sole discretion, determine that any meeting of the board of directors shall not be held at any place but shall be held solely by means of remote communication in accordance with the DGCL. Directors may participate in a meeting of the board of directors, or any committee designated by the board of directors, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.
Section 5Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place or by means of remote communication as shall from time to time be determined by resolution or at least a majority of the board of directors at a duly convened meeting, or by unanimous written consent; provided that any director who is absent when such a determination is made shall be given notice of the determination.
Section 6Special Meetings. Special meetings of the board of directors may be called by the Chair, the president, or a majority of the board of directors on one (1) day’s notice to each director. Notice of the time and place of meetings of the board of directors of the Corporation, if required, shall be:
(a)delivered personally by hand, by courier or by telephone;
(b)sent by United States first-class mail, postage prepaid; or
(c)sent by electronic mail or other electronic transmission,

directed to each director at that director’s address, telephone number or electronic mail address, as the case may be, as shown on the Corporation’s records.
Section 7Quorum. At all meetings of the board, a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors, except as may be otherwise specifically provided by statute. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 8Action by Written Consent. If all the directors shall severally or collectively consent in writing or by electronic transmission to any action to be taken by the Corporation, and if the writing or writings or electronic transmissions are filed with the minutes of the proceedings of the board, such action shall be as valid a corporate action as though it had been authorized at a meeting of the board of directors.
Section 9Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business affairs of the Corporation and may authorize any seal of the Corporation to be affixed to all papers which may require it. The committee or committees designated shall keep regular minutes of its proceedings and report the same to the board when required.
COMPENSATION OF DIRECTORS
Section 10Compensation. Directors and members of committees may receive such compensation for their services and such reimbursement for their expenses as the board of directors shall determine; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
RESIGNATION AND REMOVAL OF DIRECTORS
Section 11Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the board of directors, the Chair, the chief executive officer of the Corporation or the secretary. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.
Section 12Removal. The entire board of directors or any individual director may be removed from office without cause by the vote of stockholders entitled to cast at least a majority of the votes at any annual election of directors. If the board or any one or more directors is so removed, new directors may be elected at the same meeting.
Article IV
NOTICES
Section 1Notice. Whenever notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, committee member or stockholder, personal notice shall not be required and any such notice may be given in writing (a) by mail, postage prepaid, addressed to such director, committee member or stockholder at their address as it appears on the records of the Corporation, (b) by electronic transmission directed to such director’s, committee member’s or stockholder’s electronic mail address as it appears on the records of the Corporation or (c) by any other method permitted by law (including, but not limited to, overnight courier service or other means of electronic transmission). Any notice shall be deemed to have been given (i) if mailed, when the notice is deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at such director’s, committee member’s or stockholder’s address or (iii) if given by electronic mail, when directed to such director’s, committee member’s or stockholder’s electronic mail address unless such director, committee member or stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by applicable law, the Certificate of Incorporation or these Bylaws.
Section 2Waiver of Notice. Whenever any notice is required to be given by law, under the provisions of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting (including, in the case of a stockholder, by proxy) shall constitute a waiver of notice of such meeting, except when such person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders, the board of directors or a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by statute, the Certificate of Incorporation or these Bylaws.
Article V
OFFICERS
Section 1Officers. The officers of the Corporation shall be chosen by the board of directors (or by the chief executive officer to the extent provided below) and shall be a chief executive officer, a president, any number of vice presidents, a secretary, a treasurer, any number of assistant secretaries, any number of assistant treasurers, and such other officers as the board of directors may elect or appoint. Any of the aforesaid offices may be held by the same person. The board of directors, in its discretion, may leave vacant for such period of time as it may deem appropriate any office provided for in these Bylaws. The chief executive officer has the authority to appoint assistant secretaries and assistant treasurers.
Section 2Other Officers. From time to time, in its discretion, the board of directors may choose such additional officers of the Corporation as it deems appropriate.
Section 3Appointment. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.
Section 4Compensation. The compensation of all officers and agents of the Corporation shall be determined by the board of directors; provided, however, that, unless otherwise provided by law, the board of directors may delegate the power to determine the compensation of any officer (other than the officer to whom such power is delegated) or agent to the independent members of the board, a committee of the board, the Chair, the chief executive officer or such other officers as may be designated by the board or a committee of the board.
Section 5Removal; Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify or until his or her earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed with or without cause at any time by the affirmative vote of a majority of the board of directors. Termination of an officer’s employment with the Corporation also shall end his or her term as an officer. Any vacancy occurring in any office of the Corporation may be filled by the board of directors. The chief executive officer may fill vacancies for assistant secretaries and assistant treasurers.

CHAIR OF THE BOARD
Section 6Chair of the Board. The Chair shall preside at all meetings of the board of directors and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
CHIEF EXECUTIVE OFFICER
Section 7Chief Executive Officer. The chief executive officer of the Corporation shall have general supervision over the business of the Corporation subject, however, to the control of the board of directors and of any duly authorized committee of directors. The chief executive officer shall, if present and in the absence or non-election of the Chair, preside at all meetings of the stockholders and at all meetings of the board of directors. The chief executive officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these Bylaws exclusively to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed. The chief executive officer may delegate his or her powers of signature and execution described above to another officer of the Corporation, subject to his or her supervision. In general, the chief executive officer shall perform all duties incident to the office of chief executive officer and such other duties as from time to time may be assigned to him or her by the board.
THE PRESIDENT
Section 8President. The president shall have general supervision over the operations of the Corporation, subject to the control of the board, any duly authorized committee of directors and the chief executive officer. The president shall, if present and in the absence of the Chair and the chief executive officer, preside at all meetings of the stockholders and at all meetings of the board. The president may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these Bylaws exclusively to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed. The president may delegate his or her powers of signature and execution described above to another officer of the Corporation, subject to his or her supervision. In general, the president shall perform all duties incident to the office of president and such other duties as from time to time may be assigned to him by the board of directors or the chief executive officer.
THE VICE PRESIDENTS
Section 9Vice Presidents. The vice president or, if there shall be more than one, the vice presidents, in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
THE SECRETARY AND ASSISTANT SECRETARIES
Section 10Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the executive committee when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president. The secretary shall keep in safe custody any seal of the Corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of an assistant secretary.
Section 11Assistant Secretaries. The assistant secretary, or if there shall be more than one, the assistant secretaries, in the order determined by the board of directors shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
THE TREASURER AND ASSISTANT TREASURERS
Section 12Treasurer. The treasurer shall have custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.
Section 13Disbursement; Accounts. The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.
Section 14Assistant Treasurers. The assistant treasurer or, if there shall be more than one, the assistant treasurers, in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
Article VI
CERTIFICATES OF SHARES
Section 1Certificates. The shares of the Corporation shall be represented by certificates or shall be uncertificated shares, as provided by the DGCL. If certificated, the certificates of shares of the Corporation shall be numbered and registered in a share register as they are issued. Whether represented by certificates or uncertificated shares, the records of the Corporation shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value as the case may be.
Section 2Signing of Certificates. Every share certificate shall be signed by two authorized officers of the Corporation. Any or all of the signatures on the certificate may be a facsimile or other electronic means.
Section 3Continuing Effect. In case any officer who has signed or whose facsimile or other electronic signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.
LOST CERTIFICATES
Section 4Lost, Stolen, Destroyed or Mutilated Certificates. The board of directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, destroyed or wrongfully taken. When authorizing such issue of a new certificate or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken certificate, or his legal representative, to advertise the same in such manner as it shall require and give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, destroyed or wrongfully taken.
TRANSFER OF SHARES
Section 5Transfers of Stock. Transfers of stock shall be made on the books of the Corporation (a) upon presentation of the certificate by the registered holder or by a duly authorized attorney, or upon presentation of proper evidence of authority to transfer the stock, and upon surrender of the appropriate certificate or (b) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or a person presenting proper evidence of authority to transfer the stock. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.
CLOSING OF TRANSFER BOOKS
Section 6Stockholders of Record. The board of directors may fix a time, not more than sixty (60) nor less than ten (10) days prior to (i) the date of any meeting of stockholders, (ii) the date fixed for the payment of any dividend or distribution, (iii) the date for the allotment of rights, or (iv) the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the stockholders entitled to receive payment of any such dividend or distribution or to receive any such allotment of rights or to exercise rights in respect to any such change, conversion or exchange of shares. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The board of directors may close the books of the Corporation against transfers of shares during the whole or any part of such period and in such case written or printed notice thereof shall be mailed at least ten (10) days before the closing thereof to each stockholder of record at the address appearing on the records of the Corporation or supplied by him or her to the Corporation for the purpose of notice.
REGISTERED STOCKHOLDERS
Section 7Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.
Article VII
INDEMNIFICATION AND INSURANCE
INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS
Section 1Right to Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent permitted by both the DGCL and any otherwise applicable law, and the Certificate of Incorporation and Bylaws of the Corporation. For purposes of this Article VII, an “officer” is defined as any person elected or appointed as an officer of this Corporation by the board of directors or the chief executive officer of the Corporation, in each case, in accordance with Article V of these Bylaws.
Section 2Court Order; Determination. Indemnification under Section 1 of this Article VII shall be made by the Corporation when ordered by a court or upon a determination that indemnification of the director or officer is proper under the circumstances. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (c)

if there are no such directors, or if such directors so elect, by independent legal counsel in a written opinion, or (d) by the stockholders.
Section 3Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding of the kind described in Section 1 of this Article VII shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, by or on behalf of the person who may be entitled to indemnification under Section 1 of this Article VII, to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.
Section 4Nature of Rights. The indemnification provided in this Article VII shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 5Agreements; Other Rights. Nothing herein shall limit the ability of the Corporation to enter into agreements that may contain broader or different rights than provided in this Article VII.
Section 6Enforcement of Indemnification Right. The Corporation shall also indemnify any person against expenses including attorneys’ fees, actually and reasonably incurred by him or her to the extent such person is successful in enforcing any right to indemnification under this Article VII, under the DGCL, as amended from time to time, or under any similar law adopted in lieu thereof.
Section 7Limitation. Nothing contained herein shall be construed as protecting any director, officer, employee or agent against liability to the Corporation or to its stockholders contrary to the provisions of any applicable securities laws. Further, notwithstanding anything in this Article VII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 6 of this Article VII),  the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the Corporation.
Section 8Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any person entitled to indemnification hereunder who was or is serving at its request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall be reduced by any amount such person entitled to indemnification hereunder may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, or enterprise.
INSURANCE
Section 9Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.
Article VIII
GENERAL PROVISIONS
EMERGENCY BYLAWS
Section 1Emergency Bylaws. The board of directors of the Corporation may adopt emergency Bylaws, subject to repeal, or change by action of the stockholders, which shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its board of directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, including, but not limited to, an epidemic or pandemic, or a declaration of a national emergency by the United States government, or other similar emergency condition, in each case irrespective of whether a quorum of the board of directors or a standing committee thereof can readily be convened for action. The emergency Bylaws may make any provision that may be practical and necessary for the circumstances of the emergency.
INTERESTED DIRECTORS
Section 2Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are also directors or officers or have a financial interest, shall be void or voidable solely for such reason, or solely because the director or officer is present at or participates in the meeting of the board which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purposes, if:
(a)The material facts as to his or her interest and as to the contract or transaction are disclosed or known to the board of directors, and the board in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or
(b)The material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or
(c)The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors or the stockholders.
Section 3Interested Directors; Quorum. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors which authorizes a contract or transaction in the preceding section.
DIVIDENDS
Section 4Dividends. Dividends upon the shares of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, and the requirements of the DGCL, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its shares, subject to the provisions of the Certificate of Incorporation.
Section 5Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation and the directors may modify or abolish any such reserve in the manner in which it was created.
CHECKS
Section 6Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEARS
Section 7Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.
SEAL
Section 8Corporate Seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or an electronic version thereof to be impressed or affixed or reproduced or otherwise.
ADJUDICATION OF DISPUTES
Section 9Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9 of Article VIII. In addition, unless the Corporation consents in writing to the selection of an alternative forum, the U.S. federal district courts shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Notwithstanding anything herein to the contrary, this Section 9 of Article VIII shall not apply to suits brought to enforce a duty or liability created by the Exchange Act, or the rules and regulations under the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9 of Article VIII.
Article IX
AMENDMENTS
Section 1Amendments. These Bylaws may be altered, amended or repealed by a resolution of a majority of the board of directors.